SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 6, 2007

WORLD ACCEPTANCE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

South Carolina	0-19599	57-0425114
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

108 Frederick Street Greenville, South Carolina 29607 (Address of Principal Executive Offices) (Zip Code)

(864) 298-9801 (Registrant’s Telephone Number, Including Area Code)

Not Applicable (Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 6, 2007, Charles F. “Chuck” Gardner, Senior Vice President of World Acceptance Corporation, passed away after a year long battle with cancer. Mr. Gardner, age 45, was survived by his wife and three children.

Mr. Gardner served World Acceptance for 25 years, starting as an assistant branch manager in July 1982 and quickly moving up through all levels of field operations management. He was promoted to his current position of Senior Vice President, Western Division, in March of 2000. Mr. Gardner’s leadership and devotion to the company will be greatly missed.

No decision as to Mr. Gardner’s replacement has been made at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2007

World Acceptance Corporation

By:	/s/ Kelly Malson
Kelly Malson, Vice President and Chief Financial Officer